Exhibit 99.1

Elys Game Technology Reports Second Quarter 2021 Results

Record year-to-date handle turnover of $463.3 million and year-to-date revenue of $25.8 million puts Elys on track to exceed 2021 goals

New York – August 16, 2021 – Elys Game Technology, Corp. (“Elys” or the “Company”) (Nasdaq:ELYS) (NEO:ELYS), an interactive gaming and sports betting technology company, today reported its financial and operating results for the six and three months ended June 30, 2021.

The Company reported strong year-over-year growth on a blended revenue basis across land-based and interactive channels and all products combined, including its virtual sports products. Organic growth in European operations processed a record $463.3 million and $220.1 million in year-to-date and second quarter betting handle, respectively. Betting handle conversion to gross gaming revenue (“GGR”) reached $32.3 million and $14.9 million in the year-to-date and second quarter periods, respectively, resulting in record total blended revenues of $25.8 million and $11.7 million for the year-to-date and second quarter periods, respectively.

The interactive online channel also returned a year-over-year gain of 147.6% on a six month and 144.7% on a three month basis, while land-based operations remain shuttered due to COVID related lockdowns. The Company anticipates that portions of land-based operations will re-open by the beginning of the 2021-2022 soccer season in Europe. Sportsbook hold, blended across both land-based and interactive channels, also remained consistent with management’s expectations at 15.8% and 14.5% over the six and three months ended June 30, 2021, respectively.

The Company continued investing in technology, licensing and personnel as well as legal and accounting costs allocated to preparation of our Registration Statement on Form S-3 that resulted in general and administrative expenses of $8.9 million and $4.8 million for the six and three months ended June 30, 2021, respectively. Costs related to platform development and building of US and Canada infrastructure contributed the largest share of expenses, resulting in a consolidated net loss from operations consistent with management’s expectations of $3.3 million and $2.7 million for the six and three months ended June 30, 2021, respectively.

Summary of Year-to-Date and Second Quarter Financial and Operating Highlights

•     YTD betting handle increased 120.5% over the prior year to $463.3 million.

•     Q2 betting handle increased 134% over the prior year to $220.1 million.

•     YTD GGR increased 83.9% over the prior year to $32.3 million.

•     Q2 GGR increased 153.8% over the prior year to $14.9 million.

•     YTD total revenue increased 72.5% over the prior year to $25.8 million.

•     Q2 total revenue increased 143% over the prior year to $11.7 million.

•     YTD sportsbook hold consistent at 15.8%.

•     Q2 sportsbook hold consistent at 14.5%.

•     YTD net loss from operations of $3.3 million, an increase of 266.7% compared to a net loss from operations of $0.9 million over the same period in 2020.

•     Q2 net loss from operations of $2.7 million, an increase of 32.1% compared to a net loss from operations of $2.0 million over the same period 2020.

•     Cash and cash equivalents of $19.2 million at June 30, 2021 consistent compared to $19 million at December 31, 2020.

•     Closing of USBookmaking acquisition continued progress made in strengthening US management team and launch of US operations in 2021.

“We are very pleased with the remarkable growth Elys achieved during the first six months of this year, particularly since the COVID pandemic continues to restrict certain business activities affecting our land-based operations. We expect that some land-based betting shops could re-open by the beginning of the 2021-2022 European soccer season which may provide additional B2C growth in Italy for the remainder of 2021,” stated Michele Ciavarella Elys’ Executive Chairman. “Management further remained diligent with expenses which contained net loss from operations in line with expectations of $3.3 million in the first six months and $2.7 million in the second quarter while investing aggressively in US licensing, product development and personnel, and while holding a consistent cash balance of approximately $19 million on June 30, 2021.

Sportsbook operations continued to perform remarkably well resulting in consecutive double-digit hold that is reflected by robust increases in handle and record revenues of $25.8 million for the first half of the year and $11.7 million for the second quarter that exceeded our expectations.”

“We are also delighted to have completed the acquisition of USBookmaking by means of a Membership Interest Purchase Agreement and have assumed its operations in the third quarter. The transaction represents a fundamentally strategic milestone for the Company by bringing a highly talented and dedicated team with extensive US sportsbook experience and strengthens our core European-based trading and risk-management division. US Bookmaking immediately opens our US footprint in four states as well as collaboration with existing and new customers on product innovation and dialogue on the next generation our US sportsbook offerings.

Over the next six to 12 months, USBookmaking expects to integrate our recently debuted US Elys Gameboard system on its robust pipeline of new operators, culminating with the conversion of existing operators as such contracts expire in late 2022. The addition, USBookmaking continues the global diversification of Elys’ corporate infrastructure by expanding our B2B footprint into North America while leveraging the strong growth that we are experiencing in our core European-based B2C business.”

Mr. Ciavarella continued, “With these remarkable second quarter results and the current trends across our businesses, we remain on track to meet or exceed our 2021 objectives. Considering the significant tailwinds boosting the entire sports betting and i-gaming sector in new markets both in Canada and the U.S., and a number of strategic growth opportunities on the radar in Europe, we remain confident in the sustainability of our long-term vision and growth strategy.”

Conference Call and Webcast

The Company will host an investor day webcast presentation to discuss the results provide updates on business developments on August 23, 2021 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). Investors interested in participating in the live call can access the webcast by registering at: https://www.webcaster4.com/Webcast/Page/2766/42571. The event time and date is subject to change and the webcast will be available on the Investors section of the Company’s website at https://ir.elysgame.com/.com and archived for 90 days.

About Elys Game Technology, Corp.

Elys Game Technology, Corp., is a B2B global gaming technology company operating in multiple countries worldwide, with B2C online and land-based gaming operations in Italy. In Italy, Elys offers its clients a full suite of leisure gaming products and services, such as sports betting, e-sports, virtual sports, online casino, poker, bingo, interactive games and slots.

The Company’s innovative wagering solution services online operators, casinos, retail betting establishments and franchise distribution networks. Additional information is available on our corporate website at www.elysgame.com.

Investors may also find us on Twitter @ELYS_gaming.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and include statements regarding portions of land-based operations re-opening by the beginning of the 2021-2022 soccer season in Europe, USBookmaking integrating the Company’s recently debuted US Elys Gameboard system on its robust pipeline of new operators over the next six to 12 months, culminating with the conversion of existing operators as such contracts expire in late 2022 and remaining on track to meet the Company’s outlook for 2021 objectives. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to re-open portions of its land-based operations for the 2021-2022 soccer season in Europe as planned, the ability of USBookmaking to integrate the Company’s recently debuted US Elys Gameboard system on its robust pipeline of new operators over the next six to 12 months, the Company’s ability to meet its outlook for 2021 objectives, the duration and scope of the COVID-19 outbreak worldwide, including the impact to state and local economies, and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and its subsequent filings with the U.S. Securities and Exchange Commission, including subsequent periodic reports on Form 10-Q and current reports on Form 8-K. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

Elys Game Technology, Corp.

Michele Ciavarella, Executive Chairman

Tel: 1-628-258-5148

Email: m.ciavarella@elysgame.com